November 3, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.  20549

Re:  Authorization to Sign Section 16 and Rule 144 Forms

I hereby appoint GE to assist me in the preparation and filing of

Section 16 reports, and execute the below Power of Attorney for this purpose.

I am an officer of General Electric Company (GE) and, until further written notice, I hereby individually authorize Christoph Pereira

(GE's Chief Corporate, Securities and Finance Counsel), Aaron K.

Briggs (GE's Corporate, Securities and Finance Counsel) and Brian

Sandstrom (GE's Corporate, Securities and Finance Counsel) to sign on my behalf any Form 3, Form 4, Form 5, Form 144 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of GE or Synchrony Financial securities, and to take any other action of any type whatsoever in connection with the foregoing which in his opinion may be of benefit to, in the best interest of, or legally required by me.

/s/Alexander Dimitrief

Alexander Dimitrief